UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2025

CELSIUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34611	20-2745790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 NW Executive Center Drive, Boca Raton, Florida 33431

(Address of principal executive offices and zip code)

(561) 276-2239

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	CELH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 10, 2025, Celsius Holdings, Inc., a Nevada corporation (the “Company”), issued a press release announcing that the Company’s Board of Directors (the “Board”) approved a share repurchase program, pursuant to which the Company may repurchase up to $300.0 million of shares of its common stock, par value $0.001 per share. Share repurchases, if any, may be executed through various means, including open market purchases, including pursuant to a pre-set trading plan meeting the requirements of Rule 10b5-1(c) under the Exchange Act of 1934, as amended (the “Exchange Act”), privately negotiated transactions, pursuant to accelerated share repurchase transactions, or other available means. The share repurchase program does not obligate the Company to purchase any shares and has no expiration date. Authorization for the share repurchase program may be modified, suspended or terminated by the Board in its discretion at any time.

A copy of the press release announcing the share repurchase program is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description

99.1	Press Release issued by Celsius Holdings, Inc. on November 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date: November 10, 2025	By:	/s/ Jarrod Langhans
Jarrod Langhans, Chief Financial Officer